UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 18, 2016

AmerisourceBergen Corporation
(Exact name of Registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or Other	Commission File Number	(I.R.S. Employer
Jurisdiction of		Identification
Incorporation or		Number)
Organization)

1300 Morris Drive
Chesterbrook, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 727-7000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (   see   General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amendment of Multi-Currency Revolving Credit Facility

On November 18, 2016, AmerisourceBergen Corporation (the “Company”) and its subsidiaries AmerisourceBergen Specialty Group Canada Corporation, Innomar Strategies Inc., BP Pharmaceuticals Laboratories Company and Centaur Services Limited entered into a Sixth Amendment and Restatement Agreement (the “Amendment Agreement”) to amend and restate the Credit Agreement, dated as of March 18, 2011, as amended, among the Company, the borrowing subsidiaries party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, pursuant to which the Company and such subsidiaries obtained a senior unsecured multi-currency revolving credit facility (the “Multi-Currency Revolving Credit Facility”).

The Multi-Currency Revolving Credit Facility was amended to, among other things, extend the maturity date of the facility to November 18, 2021, increase the maximum permitted financial leverage ratio from 3.00:1.00 to 3.25:1.00 and add Centaur Services Limited as a borrowing subsidiary. Interest on borrowings under the Multi-Currency Revolving Credit Facility accrues at specified rates based on the Company’s public debt ratings by Standard & Poor’s Ratings Services, Moody’s Investors Service, Inc. and Fitch, Inc. and ranges from 70 basis points to 110 basis points over the Canadian Dealer Offered Rate, LIBOR, the Euro Overnight Rate and the Bankers Acceptance Stamping Fee, as applicable, and 0 basis points to 10 basis points over the alternate base rate and Canadian prime rate, as applicable, in each case, as determined in accordance with the provisions of the Multi-Currency Revolving Credit Facility. The Company has agreed to pay facility fees to maintain the availability under the Multi-Currency Revolving Credit Facility at specified rates based on its public debt ratings, ranging from 5 basis points to 15 basis points, annually, of the total commitments of the lenders thereunder. The Company has the right to prepay borrowings under the Multi-Currency Revolving Credit Facility at any time, in whole or in part and without premium or penalty (other than, if applicable, any breakage costs), provided that the amount of any such prepayment meets certain minimum thresholds. The Company may also choose to reduce its commitments under the Multi-Currency Revolving Credit Facility at any time. The Multi-Currency Revolving Credit Facility contains affirmative and negative covenants and includes limitations on, among other things, indebtedness of subsidiaries, liens, fundamental changes and asset sales. The Company may obtain letters of credit under the Multi-Currency Revolving Credit Facility up to a maximum amount of US$75 million. The amount of the Company’s outstanding letters of credit reduces availability under the Multi-Currency Revolving Credit Facility. The Company may use the funds provided under the Multi-Currency Revolving Credit Facility for general corporate purposes of the Company and its subsidiaries. The Multi-Currency Revolving Credit Facility contains certain representations, warranties and events of default (which are, in some cases, subject to certain exceptions, thresholds and grace periods) including, but not limited to, non-payment of principal and interest, failure to perform or observe covenants, breaches of representations and warranties and certain bankruptcy-related events.

The foregoing description of the Multi-Currency Revolving Credit Facility does not purport to be complete and is qualified in its entirety by reference to the Amendment Agreement (including the amended and restated credit agreement attached as Exhibit A thereto), which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Amendment of Term Loans

On November 18, 2016, the Company entered into an Amendment and Restatement Agreement (the “MWI Term Loan Amendment Agreement”) to amend and restate the Term Loan Credit Agreement, dated as of February 9, 2015, as amended (the “MWI Term Loan”), among the Company, Bank of America, N.A., as administrative agent, and certain other lenders party thereto. On the same day, the Company entered into an Amendment and Restatement Agreement (the “PharMEDium Term Loan Amendment Agreement”) to amend and restate the Term Loan Credit Agreement, dated November 13, 2015, as amended (the “PharMEDium Term Loan”), among the Company, JPMorgan Chase Bank, N.A., as administrative agent, and certain other lenders party thereto. The MWI Term Loan Amendment Agreement and the PharMEDium Term Loan Amendment Agreement made certain changes to the definitions, representations and negative covenants in the MWI Term Loan and the PharMEDium Term Loan, respectively, to conform to corresponding provisions of the Multi-Currency Revolving Credit Facility.

The foregoing description of the MWI Term Loan Amendment Agreement, and the MWI Term Loan as amended thereby (a copy of which is attached to the MWI Term Loan Amendment Agreement as Exhibit A), does not purport to be complete and is qualified in its entirety by reference to the MWI Term Loan Amendment Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

The foregoing description of the PharMEDium Term Loan Amendment Agreement, and the PharMEDium Term Loan as amended thereby (a copy of which is attached to the PharMEDium Term Loan Amendment Agreement as Exhibit A), does not purport to be complete and is qualified in its entirety by reference to the PharMEDium Term Loan Amendment Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference herein.

Certain of the lenders under the Multi-Currency Revolving Credit Facility, the MWI Term Loan and the PharMEDium Term Loan, and their affiliates, have various relationships with the Company and have in the past provided, and may in the future provide, investment banking, commercial banking, derivative transactions and financial advisory services to the Company and its affiliates in the ordinary course of business for which they have received and may continue to receive fees and commissions. In particular, J.P.

Morgan Securities LLC, an affiliate of JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, an affiliate of Bank of America, N.A., and Wells Fargo Securities, LLC, an affiliate of Wells Fargo Bank, N.A., have served as joint book-running managers, and certain affiliates of the other lenders have served as underwriters, in connection with past senior note offerings by the Company, and such affiliates may serve similar roles in future securities offerings by the Company. In addition, certain of the lenders serve various roles in connection with a $1,450 million receivables securitization facility to which the Company’s subsidiaries, AmerisourceBergen Drug Corporation ("ABDC") and Amerisource Receivables Financial Corporation ("ARFC"), are a party and pursuant to which accounts receivables are sold on a revolving basis to ARFC, a special purpose entity. The Bank of Tokyo-Mitsubishi UFJ, LTD., New York Branch, serves as administrator and a purchaser under the program and Wells Fargo Bank, N.A. serves as a purchaser under the program. Certain of the other lenders or their affiliates also serve as lenders or purchasers under the securitization facility.

Amendment of Securitization Facility

On November 18, 2016, subsidiaries of the Company entered into an Eleventh Amendment to Amended and Restated Receivables Purchase Agreement (the “Eleventh Amendment”), among ARFC, as seller, ABDC, as servicer, the Purchaser Agents and Purchasers party thereto, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as administrator.

The Eleventh Amendment:

•	Extended the scheduled facility termination date from November 2, 2018 to November 18, 2019;

•	Conformed certain of the covenants, definitions and amortization events in the Receivables Purchase Agreement to those set forth in the Company's Multi-Currency Revolving Credit Facility; and

•	Made certain other technical changes.

The securitization facility is available to provide additional liquidity and funding for the ongoing business needs of the Company and its subsidiaries. Availability under the securitization facility is based on the accounts receivables originated by ABDC from the sale of pharmaceuticals and other related services. Pursuant to the securitization facility, ABDC sells its accounts receivables to ARFC. ARFC may sell interests in the accounts receivables purchased from ABDC to the various purchaser groups party to the securitization facility, paying program fees on the amount of receivables interests purchased under the facility. The securitization facility has a base limit of $1,450 million, with an option to increase the commitments of the participating banks, subject to their approval, by an additional $250 million for seasonal needs during the December and March quarters. The Company serves as the performance guarantor of ABDC’s obligations as originator and servicer under the securitization facility. Any capitalized terms used in this section and not defined in this Current Report on Form 8-K shall have the meaning set forth in the Eleventh Amendment.

The foregoing description of the Eleventh Amendment does not purport to be complete and is qualified in its entirety by reference to the Eleventh Amendment, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01.       Financial Statements and Exhibits.

(d)  Exhibits

10.1
Sixth Amendment and Restatement Agreement, dated as of November 18, 2016, among AmerisourceBergen Corporation, the borrowing subsidiaries party thereto, the lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.2	Amendment and Restatement Agreement, dated as of November 18, 2016, among AmerisourceBergen Corporation, the lenders party thereto and Bank of America, N.A., as Administrative Agent.

10.3	Amendment and Restatement Agreement, dated as of November 18, 2016, among AmerisourceBergen Corporation, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.4
Eleventh Amendment to Amended and Restated Receivables Purchase Agreement, dated as of November 18, 2016, among AmeriSource Receivables Financial Corporation, as seller, AmerisourceBergen Drug Corporation, as servicer, the Purchaser Agents and Purchasers party thereto, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as administrator.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: November 22, 2016	By:	/s/ Tim G. Guttman
	Name:	Tim G. Guttman
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1
Sixth Amendment and Restatement Agreement, dated as of November 18, 2016, among AmerisourceBergen Corporation, the borrowing subsidiaries party thereto, the lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.2	Amendment and Restatement Agreement, dated as of November 18, 2016, among AmerisourceBergen Corporation, the lenders party thereto and Bank of America, N.A., as Administrative Agent.

10.3	Amendment and Restatement Agreement, dated as of November 18, 2016, among AmerisourceBergen Corporation, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.4
Eleventh Amendment to Amended and Restated Receivables Purchase Agreement, dated as of November 18, 2016, among AmeriSource Receivables Financial Corporation, as seller, AmerisourceBergen Drug Corporation, as servicer, the Purchaser Agents and Purchasers party thereto, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as administrator.

4